Investing for a Sustainable Future

Investment Advisory Representative
Services and Code of Ethics
Introduction

The purpose of this agreement is to identify the products and services to be provided by First Affirmative Financial Network, LLC (“First Affirmative”) and the duties and responsibilities of the investment professionals and access persons who are registered with or employed by the firm (hereafter referred to as “IARs”).  Each First Affirmative employee and IAR is asked to review and certify his/her understanding of the information below and the policies currently in force, as discussed and disclosed below, on an annual basis.

First Affirmative provides support for investment professionals who include sustainable and responsible investing (SRI) services, and who incorporate ESG (Environment, Social, Governance) criteria into portfolio design as a part of their practice as a financial advisor and the service they offer to clients.  First Affirmative adds value to an SRI/ESG-oriented practice by providing a number of valuable services to IARs.

IAR Member Services

•	Individual Professional Membership in the Social Investment Forum

•	Complimentary registration for the annual SRI in the Rockies Conference

•	Complimentary access to First Affirmative’s Pre-Conference Advance Meeting

•	Access to the online social research facility, IW Social Advisor

•	Access to the Proxy Governance database on proxy issues and shareholder resolutions

•	Access to the Accredited Investment Fiduciary (AIF) resources and tools offered by fi360 and the Center for Fiduciary Studies

•	Access to FP Transitions tools for business succession and valuation planning.

•	A subscription to Bob Veres’ newsletter, Inside Information

•	A subscription to the GreenMoney Journal

•	A 10% discount off all of the Financial DNA profiles, tools, and training services available from Financial DNA Resources

•	Participation in First Affirmative’s network member list-serve, FAFNet

•	Access to “members-only” section of the First Affirmative website

•	Discounted FedEx stamps for overnight deliveries

•	Marketing Support

5475 Mark Dabling Boulevard, Suite 108, Colorado Springs, Colorado 80918  |  800.422.7284 toll-free  |  719.636.1943 fax  |  www.firstaffirmative.com
2503 Walnut Street, Suite 201, Boulder, Colorado 80302  |  877.540.4933 toll-free  |  720.221.0500 fax  |  www.firstaffirmative.com

First Affirmative Financial Network, LLC is an independent Registered Investment Advisor (SEC File #801-56587)

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✓	Lead distribution from national advertising campaigns

✓	Quarterly newsletters and market commentaries

✓	Use of First Affirmative’s tabletop display

✓	Website listings with Personal Profiles

✓	Use of the First Affirmative name and logo in advertising and directory listings

✓	500 business cards annually, if needed

✓	Use of stationery templates

•	Conference expense reimbursements based on client assets under management with First Affirmative

•	Subscription to Inside Information by Bob Veres

•	Subscription to the GreenMoney Journal

•	Discounted Federal Express delivery services

Additional benefits to First Affirmative Investment Advisory Representatives include:

•	Membership in a community which shares certain values and a commitment to serve the needs of socially conscious investors.

•	Asset management and financial planning services

•	State registrations

•	Errors and Omissions insurance coverage under First Affirmative’s Policy (see below)

•	Operation of a federally registered investment advisor providing the IAR with supervision and compliance with all applicable Federal securities laws.

•	The ability to do rep-managed business with discretion, if conducted in a manner that complies with all First Affirmative policies

•	Renewal of the IAR’s annual AIF designation

•	Use of the First Affirmative logo on business cards, stationery, advertising, and directory listings

•	Listing in the Social Investment Forum membership directory as “Investment Advisory Representative, First Affirmative Financial Network”

A more detailed description of each of the resources/services listed above is provided in Addendum 3.

Discretionary Asset Management Services

At First Affirmative, we believe that in addition to the benefits of ownership, investors bear responsibility for the impact their money has in the world.  We believe that integrating money with values can be both prudent and competitive.  We have combined these core beliefs with years of custom portfolio management expertise to offer Sustainable Investment Solutions™.

The Sustainable Investment Solutions process begins with a Confidential Client Questionnaire.  Information is gathered on financial goals, time horizon, risk tolerance, and societal priorities.  An asset allocation strategy is tailored to meet the client’s needs, and an Investment Policy Statement is developed to guide discretionary management of the client account.  Assets may be invested in managed mutual fund portfolio or in a Unified Managed Account(s), or a combination of solutions tailored to the specific needs of the client, as closely as possible.

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FAFN Giving Fund

First Affirmative offers ad donor advised fund for socially conscious philanthropy in partnership with the Calvert Social Investment Foundation.  First Affirmative manages two portfolios of mutual funds in which donors can choose to invest while waiting to determine where to direct grants.

Client Directed and Rep Managed Business

IARs may offer client directed and rep-managed accounts when appropriate and when approved, provided such business is conducted in accordance with the First Affirmative’s Policy for Supervision of Investment Advisory Representatives (Addendum 1).

Financial Planning

IARs may offer financial planning services.  Compensation for such services may be in the form of hourly, quarterly, or annual fees, or a flat fee for services.  Client will pay First Affirmative Financial Network for financial planning services provided by the IAR, a portion of which will be retain by First Affirmative.

Errors and Omissions Insurance

First Affirmative maintains an Errors and Omissions Insurance Policy, which covers all asset management and financial planning activities conducted by the company and its IARs, for First Affirmative clients.  IARs who are covered by a Broker/Dealer’s E&O insurance must also be covered by the First Affirmative plan.  Services for persons who are not First Affirmative clients, services provided under the scope of a financial planning contract with an IAR’s personal Registered Investment Advisory Firm, or services outside the scope of the First Affirmative’s policy, such as sales of insurance products, are not covered by the First Affirmative’s E&O policy.

The cost of E&O Insurance to the IAR is included in the IAR Member Services package.

Participation in a community which shares certain values and a commitment to socially responsible investing

First Affirmative IARs are part of a network of peers focusing on the same specialization, rather than being the only person at a broker/dealer who knows what SRI is or the special needs of the socially conscious client.  First Affirmative has strong relationships throughout the SRI industry and is recognized as a leader.  First Affirmative senior management has been and continues to be deeply involved in service on the board of directors of the Social Investment Forum, the industry’s nonprofit trade organization.

First Affirmative Financial Network will operate in a way that is consistent with the concepts of social responsibility which we espouse to clients.  First Affirmative was an original signatory of the CERES Principles, the Wall Street Project, and the UN Principles for Responsible Investment.  We encourage individual initiative and entrepreneurial activity.  We encourage our IARs to develop a well-rounded, healthy, and satisfying lifestyle through social, educational, and/or charitable activities.

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Above all, we value relationships.  The purpose of the relationship between First Affirmative and the IAR is to add value to the IAR’s practice and improve his/her ability to offer socially productive products and services.

Operation of a federally registered investment adviser providing the IAR with supervision and compliance with all applicable Federal securities laws

First Affirmative ensures that the firm itself and its Investment Advisory Representatives are in compliance with all applicable securities laws and the guidelines and regulations set forth by the Securities and Exchange Commission.  To that end, First Affirmative maintains a Registered Investment Advisor filed with the SEC and notice filed in states where our IARs have a place of business or where other applicable regulations require notice filings.

As required by SEC Rule 206(4)-7 First Affirmative has created and maintains a Written Supervisory Procedures Manual which is accessible to all IARs.  All IARs who must agree to review and abide by all of the policies and procedures contained therein and to return a signed acknowledgement of receipt of instructions to access said manual.

As required by SEC Rule 204(a)-1 First Affirmative is required to create, distribute and enforce a Code of Ethics for our IARs.  The following Code of Ethics has been developed in compliance with this rule.

Code of Ethics

Fundamental Beliefs

At First Affirmative, we believe that every person has a core set of values that govern his or her actions.  For the most part, the beliefs and central values we share far outnumber those about which we differ.  Fair-minded people respect and tolerate the values of others, even when they differ from their own.

Given an alternative, many thoughtful people choose not to profit from behavior in others that they find unacceptable in themselves.  We believe that it is both prudent and proper to reflect personal values in financial decisions.  Consciously bringing personal values and financial decision-making into alignment is a powerful way to influence others and to encourage behavior that enhances the quality of life for all.

Ethical Ideals

First Affirmative and its IARs embrace the highest ethical standards, including:

•	Public Good: We actively promote the direct relationship between financial decision-making and the public good. The interests of our clients are paramount.

•	Respect: We nurture and maintain a culture of respect in all we do.

•	Commitment to Quality: We seek to provide the highest quality investment choices, social research, and specialized assistance available.

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•	Integrity: We operate in a fiscally and socially responsible manner, proactively promoting ethical behavior among professional peers and within their wider communities.

All information herein contained is enforceable.  Failure to comply with the firm’s Code of Ethics may result in disciplinary action, including but not limited to termination of registration or employment.

General Principles

1.	It is the duty of each Investment Advisor Representative, (IAR), employee and officer of First Affirmative Financial Network, LLC, to place the interests of clients first.

2.	IARs, and certain employees and officers of First Affirmative accept that they act in a fiduciary capacity when advising or managing client assets.

3.
IARs, employees and officers of First Affirmative agree to conduct their personal securities transactions in such a manner as to be consistent with this code of ethics and to avoid any actual or potential conflict of interest or any abuse of their position of trust and responsibility.  Guidelines, restrictions and requirements for personal securities transactions are contained in First Affirmative’s Written Supervisory Procedures Manual. (Addendum 2)

4.	IARs, employees and officers of First Affirmative agree that in keeping with this code of ethics they will not take inappropriate advantage of their positions.

5.
IARs, employees and officers of First Affirmative agree that in keeping with this code of ethics and First Affirmative’s Privacy Policy (Addendum 4) all information concerning the identity of security holdings and financial circumstances of clients is strictly confidential.  Guidelines, restrictions and requirements regarding client’s non-public information are contained in First Affirmative’s Written Supervisory Procedures Manual. (Addendum 2)

6.	IARs, employees and officers of First Affirmative agree to comply with all applicable Federal securities laws.

These general principles govern all conduct by IARs, employees, and officers of First Affirmative regardless of more specific standards and procedures that may or may not be set forth below, in First Affirmative’s Written Supervisory Manual (Addendum 2) or other documents.

Topics Addressed in the Code

1.	Fiduciary Duty

2.	Compliance with Laws and Regulations

3.	Conflicts of Interest

4.	Insider Trading

5.	Personal Securities Transactions

6.	Gifts and Benefits

7.	Political and Charitable Contributions

8.	Confidentiality

9.	Service on a Board of Directors

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Persons Covered by the Code

1.	Investment Advisory Representatives (IARs) of First Affirmative Financial Network, LLC. Those individuals registered on First Affirmative’s Form ADV.

2.
Employees of First Affirmative Financial Network, LLC.  All current and future employees of First Affirmative with access to non-public client information whether employment status is permanent or temporary.

3.	Officers of First Affirmative Financial Network, LLC. As a Limited Liability Company First Affirmative does not have directors.

4.	Independent Contractors of First Affirmative Financial Network, LLC. All current and future independent contractors performing specifically requested tasks for First Affirmative.

5.
Though not enforceable or binding in any way the senior management of First Affirmative strongly recommends that all IARs consider creating a code of ethics or a non-disclosure document for their own employees with access to non-public client information.

Going forward these persons will be referred to as IARs and employees.

Fiduciary Duty

First Affirmative, and its IARs and employees have an affirmative duty of care, loyalty, honesty, fair dealing and good faith to act in the best interests of its clients and to render professional, regular and unbiased investment advice. First Affirmative, and its IARs and employees must also avoid or disclose any conflicts of interest.

Compliance with Laws and Regulations

Complete guidelines for personal securities trading are available to all IARs and employees of First Affirmative in First Affirmative’s Written Supervisory Manual. (Addendum 2)  This code specifically notes that IARs and employees are not permitted to participate, in connection with the purchase and sale, directly or indirectly, with a security held or to be acquired by a client:

1.	To defraud such client in any manner;

2.	To mislead such client, including by making a statement that omits material facts;

3.	To engage in any act, practice or course of conduct which operates or would operate as a fraud of deceit upon such client;

4.	To engage in any manipulative practice with respect to securities, including price manipulation.

Complete guidelines for protecting non-public client information are available to all IARs and employees of First Affirmative in First Affirmative’s Written Supervisory Manual. (Addendum 2)  This code specifically notes that IARs and employees of First Affirmative are not permitted to violate First Affirmative’s stated Privacy Policy. (Addendum 4)

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Conflicts of Interest

Having acknowledged their fiduciary duty, First Affirmative, its IARs, and its employees agree to comply with this duty by trying to avoid conflicts of interest or the appearance of a conflict and by fully disclosing all material facts concerning any conflict that does arise with respect to any client.  Specific areas of concern that must be avoided are:

1.	Favoritism of one client over another client based upon size of the client account, type of compensation, personal holdings of the IARs and employees or their close friends or relatives.

2.	Front running a client trade for personal profit.

3.
Personal interest or beneficial ownership, business or personal relationship, or other material interest in a specific issuer or its affiliates which could create a conflict of interest must be disclosed to the Chief Compliance Officer (CCO) or if such a case existed for the CCO, disclosed to the Chief Executive Officer (CEO).  Upon such disclosure the CCO or CEO will determine if interest or ownership constitutes a material conflict and may require that the IAR or employee not participate in any decision-making process regarding the securities of said issuer.

If a research analyst has a material interest in an issuer First Affirmative may assign a different analyst to cover that specific issuer.

4.	Knowingly or unknowingly selling to or purchasing any security from a client.

5.	Determining the appropriate investment vehicle for any client based upon the percentage payout to the IAR and not on the suitability of the investment vehicle for the client.

Insider Trading

IARs and employees of First Affirmative are prohibited from trading either personally or on behalf of others while in possession of material, non-public information.  Nor can material non-public information be communicated to others. Complete guidelines for prevention of trading using inside information are contained in First Affirmative’s Written Supervisory Procedures Manual.  (Addendum 2)

Penalties for violation of insider trading laws include but may not be limited to civil injunctions, permanent bars from employment in the securities industry, civil penalties up to three times the profits made or losses avoided, criminal fines, and jail sentences.

Although supervised persons (IARs) are more likely to come in contact with material non-public information, the prohibition on insider trading and potential sanctions apply to all employees and officers as well.

IARs that have clients that are publicly traded companies or insiders at public companies or serve on boards of publicly traded companies must disclose such a fact to the CCO.  After review the CCO may determine that the IAR will not be allowed to trade personally or on behalf of others in said company.

Please note that the SEC considers an adviser’s securities recommendations and client securities holdings and transactions as material non-public information.

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Personal Securities Transactions

All IARs and employees of First Affirmative must comply with the firm’s policies and procedures regarding personal securities transactions.  Complete guidelines for personal securities transactions are contained in First Affirmative’s Written Supervisory Procedures Manual. (Addendum 2)

Specific areas of concern that must be avoided are:

1.
Initial Public Offerings (IPOs):  First Affirmative does not allow the purchase or recommendation of Initial Public Offerings to clients.  Because investment or recommendation of investment in IPOs is prohibited, there is no pre-clearance requirement.

2.
Private Placements:  First Affirmative allows the use of private placements under the following guidelines.  First Affirmative requires prior approval for solicitation of private placements.  This prior approval will consist of two phases.  One is approval of the private placement itself.  Second, we will pre-approve any solicitation of a private placement.  Thus each IAR will need to identify, prior to solicitation, the client they wish to show the private placement to, to include suitability information.  Such suitability information would include information on the client’s income, net worth, investment net worth, investment experience and sophistication and the amount of the proposed investment.

3.
Short-Term Trading:  First Affirmative does not prohibit short-term trading by IARs and employees. However, no trading strategy employed by IARs and employees of the firm should in any way be detrimental or not in the best interest of the client.

Gifts and Entertainment (Third Party Benefit)

A conflict of interest occurs when the personal interests of an IAR or employee interfere or could potentially interfere with their responsibilities to the firm and its clients.  The overriding principle is that IARs and employees should not accept inappropriate gifts, favors, entertainment, special accommodations, or other third party benefits of material value that could influence their decision-making or make them feel beholden to a person or firm. Similarly, IARs and employees should not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to the firm, the IAR or the employee.

1.
The above conflict of interest could occur if a gift or any other third party benefit were accepted by an IAR or employee or a member of their family as defined by the reporting rules to include: Self, Partner/Spouse, Children, Parents and Siblings.

2.	A gift or third party benefit can be in the form of cash, service, gift, merchandise, meal, event ticket, trip, lodging or outing.

3.	For a gift or third party benefit to be considered material it must be over $100.00.

4.	A gift or third party benefit is considered occasional if such a gift or third party benefit occurs no more frequently than once a year.

The general principle applies in addition to the more specific guidelines set forth below.

1.	IARs and employees cannot solicit third party benefits as defined above.

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2.	IARs and employees cannot accept a third party benefit if the source of the gift is unidentified.

3.	Third party benefits cannot be linked to business placement.

4.	All material third party benefits must be approved in writing, in advance by First Affirmative’s CCO or CEO.

5.	All material third party benefits must be disclosed in writing to clients unless the client is present when the benefit is given.

6.	IARs and employees must keep a log of all material third party benefits received. The log need not include benefits that are categorized as occasional.

7.
Reimbursement of travel expenses for due diligence visits is considered a material benefit.  This would include trips such as the Calvert Due Diligence trip.  However, because this trip is only offered annually, it is considered occasional and need not be recorded or approved in advance.

8.
Reimbursement for reasonable costs incurred for training or educational meetings is acceptable if approved in writing in advance by First Affirmative’s CCO or CEO and the training or educational meeting provides relevant content for the attendee.

9.	Conferences and industry-wide events reimbursement need not be disclosed unless attendance is limited to certain individuals or is not open to all conference attendees.

Political or Charitable Contributions

First Affirmative and its IARs and employees are prohibited from making political or charitable contributions if their current or anticipated business relationships are a factor in the decision to contribute or if the contribution is made in an attempt to solicit business from said organization.

Confidentiality

As discussed in First Affirmative’s Written Supervisory Manual (Addendum 2) and in our published Privacy Policy (Addendum 4), confidentiality of client information is of utmost importance. IARs and employees of First Affirmative are governed by those documents as well as this code of ethics.  Some specific items regarding confidentiality are discussed below:

1.
First Affirmative must keep all information about clients (including former clients) in strict confidence, including the client’s identity (unless the client consents), the client’s financial circumstances, the client’s security holdings, and advice furnished to the client by the firm.

2.
IARs and employees, as part of and in addition to insider trading procedures, are prohibited from disclosing to persons outside the firm any material non-public information about any client, the securities investments made by the firm on behalf of a client, information about contemplated securities transactions, or information regarding the firm’s trading strategies, except as required to effectuate securities transactions on behalf of a client or for other legitimate business purposes.

3.
Physical Security of material non-public information is described in detail in the firm’s Business Continuity Plan as summary of which is contained the Form ADV and ADV Brochure and in the firm’s Written Supervisory Procedures Manual. (Addendum 2)

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Service on a Board of Directors

It is First Affirmative’s current policy to not allow its IARs and employees to serve on the Board of Directors of a publicly traded company or a creditors committee. Any IAR or employee wishing to obtain such a seat or position is welcome to discuss the guidelines and possible restrictions with the Chief Compliance Officer or the Chief Executive Officer and exceptions to this policy may be entertained at that time.

IARs and employees would need to disclose any personal interest that might present a conflict of interest or harm the reputation of the firm.

Fiduciary Appointments

It is First Affirmative’s policy that IARs and employees cannot accept the position of executor, trustee, or power of attorney for any client account other than with respect to a family member.

IARs and employees would need to disclose any personal interest that might present a conflict of interest or harm the reputation of the firm.

Compliance Procedures

Personal Securities Transaction Procedures and Reporting

All IARs and employees must comply with the personal securities transaction procedures.  Information regarding the above is contained in First Affirmative’s Written Supervisory Procedures Manual (Addendum 2) and must be complied with by all IARs and employees.

For purposes of this code of ethics, personal securities transaction sheets are due from each IAR, officer and employee no later than 10 days after the end of the quarter.

Reporting Requirements

All IARs and employees must comply with reporting requirements.  Information regarding the above is contained in First Affirmative’s Written Supervisory Procedures Manual (Addendum 2) and must be complied with by all IARs and employees.

For purposes of this code of ethics all IARs and employees are required to submit to the Chief Compliance Officer a report listing all of their accounts and the holdings within those accounts within 10 days of becoming an IAR or employee and on an annual basis thereafter.  Forms for submitting this information are available in the compliance portion of the website.  The information provided in this report must be current as of a date no more than 45 days before the report is submitted.

First Affirmative’s current policies do not require that copies of all confirmations and statements for the IARs or employees accounts be sent to the Chief Compliance Officer by the custodian.

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Certification of Compliance

All IARs, employees and officers will need to certify that they have received a copy of this code of ethics, they have read and understand all provisions of the code; and agree to comply with the terms of the code. Rule 204-2(a)(12).

In the future, when this code is amended First Affirmative will supply copies of the amendment, with the changes highlighted in some way for ease of location, to the IAR or employee and again request certification of receipt, understanding of the provisions and agreement to comply with the terms of the code and the amendment to the code.

All IARs and employees will be required to annually certify that they have read, understood and complied with the code of ethics.  This certification will also include a requirement to certify that all IARs and employees have made any and all reports required by the code and that they have not engaged in any prohibited conduct.  If any IAR or employee is unable to make the above representation, First Affirmative requires that the person self-report any code violations.

Recordkeeping

Recordkeeping requirements for this code of ethics are outlined in First Affirmative’s Written Supervisory Procedures Manual. (Addendum 2)  To clarify, the following records will be retained in a readily accessible place:

1.	A copy of each code that has been in effect at any time during the past five (5) years.

2.	A record of any violation of the code and any action taken as a result of such violation for five (5) years from the end of the fiscal year in which the violation occurred. Rule 204-2(a)(12).

3.
A record of all written acknowledgements of receipt of the code and amendments for each person who is currently, or within the past five (5) years was, a supervised person.  Records for people who are no longer associated with First Affirmative will be retained for five (5) years after they cease to be associated.

4.	A list of names of persons who are currently, or within the past five (5) years were supervised persons or access persons. Rule 204-2(a)(13)

5.	A record of any decision and supporting reasons for any decisions that grant supervised or access persons a waiver from or exception to the code.

Form ADV Disclosure

A description of this code of ethics will be disclosed on First Affirmative’s Form ADV and in the ADV Brochure that is distributed to clients at the initial meeting and again annually.  First Affirmative also offers the ADV Brochure to clients on a quarterly basis and will supply them with this brochure upon request. Rule 204-2.

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Administration and Enforcement of the Code

Training and Education

The Chief Compliance Officer of First Affirmative will be responsible for training and educating IARs and employees regarding the code of ethics.  This training may be delegated to either the Chief Executive Officer or the Chief Investment Officer as appropriate.  Training regarding this code will occur periodically and all IARs and employees are required to attend any training sessions or read any applicable materials.

Annual Review

The Chief Compliance Officer of First Affirmative will review the code at least annually to ensure the adequacy and effectiveness of the code and its implementation as required by Investment Advisers Act rule 206(4)-7.

The Chief Compliance Officer of First Affirmative will share the finding of each review with the other members of senior management.

Reporting Violations

All IARs and employees are required to report violations of the firm’s code of ethics promptly to the Chief Compliance Officer or the Chief Executive Officer who will share the information with the Chief Compliance Officer.

1.
Confidentiality: All reports of code violations will be treated confidentially to the extent permitted by law. All reports of code violations will be investigated promptly and appropriately.  Reports of code violations may not be submitted anonymously as follow-up questions may be required.

2.	Alternate Designee: In cases where the Chief Compliance Officer or Chief Executive Officer is involved in the violation, the violation should be reported to the Chief Investment Officer.

3.	Types of Reporting: Code violations that require reporting are:

a.	Noncompliance with applicable laws, rules and regulations

b.	Fraud or illegal acts involving any aspect of the firm’s business

c.
Material misstatements in regulatory filings; internal books and records; clients records or reports; activity that is harmful to clients; and deviations from required controls and procedures that safeguard clients and the firm.

4.
Advice of Counsel: IARs and employees are encouraged to seek advice from legal sources with respect to any action or transaction which may violate the code and to refrain from any action or transaction which might lead to the appearance of a violation.

5.	Apparent Violations: IARs and employees must report “apparent” or “suspected” violations in addition to actual or known violations.

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6.	Retaliation: Retaliation against an individual who reports a violation is prohibited and constitutes a further violation of the code.

Sanctions

IARs and employees should be aware that any violation of the code may result in any disciplinary action that the compliance committee deems appropriate, including but not limited to a warning, fines, disgorgement, suspension, demotion or termination of association or employment. In addition to sanctions, violations may result in referral to civil or criminal authorities where appropriate.

Further Information Regarding the Code

To obtain further information about this code please contact the Chief Compliance Officer, the Chief Executive Officer or the Vice-President of Managed Account Services with any ethics-related questions or about any available written resources.

Other IAR Compliance Requirements:

•	IAR shall, in a timely manner, apply for, obtain, and maintain all necessary licenses, permits, and registrations as are required by any statute, rule or regulation in connections the IARs activities.

•
IAR shall familiarize him/herself with, and at all times shall comply with the rules and interpretations of the regulations and rules of First Affirmative, the SEC, and all other statutes, regulations, and rules of the federal government and any state governmental or regulatory agency which may apply to the IAR’s activities.

•	IAR shall determine local state requirements concerning Registered Investment Advisor (RIA) status and shall register as a First Affirmative agent or an individual RIA if appropriate or required.

•
IAR shall use best efforts to promote Socially Responsible Investing and to develop a business as a Socially Responsible Investment Professional.  This does not require an exclusively SRI practice.  The inclusion of social criteria in financial decisions is solely at the discretion of each client.

•
IAR shall indemnify, protect, defend and hold harmless First Affirmative against any claims, charges, fines, damages, assessments, and any legal expense arising from the IAR’s negligence or failure to comply with the provisions of any law or regulation, the rules of the SEC or any regulatory association, or the procedures and policies established by First Affirmative.

•	Under no circumstances will the IAR commingle funds received from investors for securities purchased with IAR’s own funds, whether in a personal, business, trust, or special account.

•
Nothing within this agreement shall be construed to create an employer-employee relationship between First Affirmative and the IAR.  IAR shall be free to determine his/her own working hours, place of business, scope of work, etc.

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•
IAR shall comply with First Affirmative policies and procedures.  IAR understands that s/he is an official representative of First Affirmative and is assumed to behave in ways consistent with First Affirmative investment process, to act as a fiduciary and to exercise due care.  IAR is responsible for maintaining a current understanding of policies, procedures and regulatory requirements.  IAR is strongly encouraged to meet these requirements by:

✓	Attending the annual SRI in the Rockies Conference and First Affirmative Pre-Conference meetings

✓	Meeting with First Affirmative managers or Business Development Consultants when they visit locally

✓	Visiting the First Affirmative office in Colorado Springs periodically

✓	Reviewing of all First Affirmative published compliance materials and acknowledging such in writing.

✓	Participating in any training programs developed or offered by First Affirmative.

•
IAR shall have no authority to bind First Affirmative by any statement, promise, representation, agreement or contract of any kind, or to waive any of First Affirmative’s rights, or to obligate First Affirmative in any way, unless specifically authorized to do so by First Affirmative in writing.

•
IAR will not open any bank or other financial account using the First Affirmative name without consent. IAR will not file any DBA (“Doing Business As”) documents using the First Affirmative name without consent.  First Affirmative Financial Network and SRI in the Rockies are the sole property of First Affirmative Financial Network, LLC and any use of the corporate names will be at the discretion of First Affirmative.

•
This agreement will continue indefinitely with re-certification required annually, until termination by either party.  Termination by either party may be with or without cause and is accomplished by delivery of written notice  Upon termination, the IAR agrees to promptly return or destroy all materials provided by First Affirmative and all stationery, brochures, etc. which disclose IAR’s relationship with First Affirmative.  This provision does not supersede SEC record-keeping requirements with regard to client accounts and files.

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This agreement does not supplement, amend, supersede or change any agreement that IAR may have with any broker/dealer, insurance company or other financial services firm.  No agreement with a broker/dealer, insurance company, or financial services company supplements, amends, supersedes or changes this agreement.

IAR Services and Code of Ethics 20100813

Investment Advisor Representative Certifications:

This multi-purpose certification page encompasses the following documents:

➢	Services to Investment Advisor Representatives including First Affirmative’s Code of Ethics

➢	Written Supervisory Procedures Manual receipt and acknowledgement form

➢	Policies for Supervision of Investment Advisory Representatives

Initial Certification

As an IAR of First Affirmative Financial Network, LLC, I hereby certify the following:

In accordance with SEC Rule 204(a)-1:

I am in receipt of, have read, understand and agree to comply with the terms of the Services to Investment Advisor Representatives including First Affirmative’s Code of Ethics.

In accordance with SEC Rule 206(4)-7:

I am in receipt of instructions for accessing the Written Supervisory Procedures Manual (Addendum 2), have read, understand and agree to comply with the policies and procedures contained in this document.

In accordance with First Affirmative policy:

I have read, understand, and agree to comply with the policies described in the document attached as Addendum 1 entitled “Policies for Supervision of Investment Advisory Representatives.”

Signature of IAR	Date

Print Name

First Affirmative Acknowledgement	Date

IAR Services and Code of Ethics 20100813

Investment Advisor Representative Certifications:

This multi-purpose certification page encompasses the following documents:

➢	Services to Investment Advisor Representatives including First Affirmative’s Code of Ethics

➢	Written Supervisory Procedures Manual receipt and acknowledgement form

➢	Policies for Supervision of Investment Advisory Representatives

Amendment Certification

As an IAR of First Affirmative Financial Network, LLC, I hereby certify the following:

In accordance with SEC Rule 204(a)-1:

I am in receipt of, have read, understand and agree to comply with the terms of the Services to Investment Advisor Representatives including First Affirmative’s Code of Ethics.

Signature of IAR	Date

Print Name

In accordance with SEC Rule 206(4)-7:

I am in receipt of instructions for accessing the Written Supervisory Procedures Manual (Addendum 2), have read, understand and agree to comply with the policies and procedures contained in this document.

Signature of IAR	Date

Print Name

In accordance with First Affirmative policy:

I have read, understand, and agree to comply with the policies described in the document attached as Addendum 1 entitled “Policies for Supervision of Investment Advisory Representatives.”

Signature of IAR	Date

Print Name

IAR Services and Code of Ethics 20100813

Investment Advisor Representative Certifications:

This multi-purpose certification page encompasses the following documents:

➢	Services to Investment Advisor Representatives including First Affirmative’s Code of Ethics

➢	Written Supervisory Procedures Manual receipt and acknowledgement form

➢	Policies for Supervision of Investment Advisory Representatives

Amendment Certification

As an IAR of First Affirmative Financial Network, LLC, I hereby certify the following:

In accordance with SEC Rule 204(a)-1:

I am in receipt of, have read, understand and agree to comply with the terms of the Services to Investment Advisor Representatives including First Affirmative’s Code of Ethics.

I further certify that I have made all of the reports required by the code and have not engaged in any prohibited conduct. If I am unable to make the above representation, I will self-report any code violations to the Chief Compliance Officer of First Affirmative, LLC.

Signature of IAR	Date

Print Name

In accordance with SEC Rule 206(4)-7:

I am in receipt of instructions for accessing the Written Supervisory Procedures Manual (Addendum 2), have read, understand and agree to comply with the policies and procedures contained in this document.

Signature of IAR	Date

Print Name

In accordance with First Affirmative policy:

I have read, understand, and agree to comply with the policies described in the document attached as Addendum 1 entitled “Policies for Supervision of Investment Advisory Representatives.”

Signature of IAR	Date

Print Name

IAR Services and Code of Ethics 20100813

Employee Certifications:

This multi-purpose certification page encompasses the following documents:

➢	Services to Investment Advisor Representatives including First Affirmative’s Code of Ethics

➢	Written Supervisory Procedures Manual receipt and acknowledgement form

➢	Policies for Supervision of Investment Advisory Representatives

Initial Certification

As an IAR of First Affirmative Financial Network, LLC, I hereby certify the following:

In accordance with SEC Rule 204(a)-1:

I am in receipt of, have read, understand and agree to comply with the terms of the Services to Investment Advisor Representatives including First Affirmative’s Code of Ethics.

In accordance with SEC Rule 206(4)-7:

I am in receipt of instructions for accessing the Written Supervisory Procedures Manual (Addendum 2), have read, understand and agree to comply with the policies and procedures contained in this document.

In accordance with First Affirmative policy:

I have read, understand, and agree to comply with the policies described in the document attached as Addendum 1 entitled “Policies for Supervision of Investment Advisory Representatives.”

Signature of Employee	Date

Print Name

First Affirmative Acknowledgement	Date

IAR Services and Code of Ethics 20100813

Employee Certifications:

This multi-purpose certification page encompasses the following documents:

➢	Services to Investment Advisor Representatives including First Affirmative’s Code of Ethics

➢	Written Supervisory Procedures Manual receipt and acknowledgement form

➢	Policies for Supervision of Investment Advisory Representatives

Amendment Certification

As an IAR of First Affirmative Financial Network, LLC, I hereby certify the following:

In accordance with SEC Rule 204(a)-1:

I am in receipt of, have read, understand and agree to comply with the terms of the Services to Investment Advisor Representatives including First Affirmative’s Code of Ethics.

Signature of Employee	Date

Print Name

In accordance with SEC Rule 206(4)-7:

I am in receipt of instructions for accessing the Written Supervisory Procedures Manual (Addendum 2), have read, understand and agree to comply with the policies and procedures contained in this document.

Signature of Employee	Date

Print Name

In accordance with First Affirmative policy:

I have read, understand, and agree to comply with the policies described in the document attached as Addendum 1 entitled “Policies for Supervision of Investment Advisory Representatives.”

Signature of Employee	Date

Print Name

IAR Services and Code of Ethics 20100813

Employee Certifications:

This multi-purpose certification page encompasses the following documents:

➢	Services to Investment Advisor Representatives including First Affirmative’s Code of Ethics

➢	Written Supervisory Procedures Manual receipt and acknowledgement form

➢	Policies for Supervision of Investment Advisory Representatives

Annual Certification

As an IAR of First Affirmative Financial Network, LLC, I hereby certify the following:

In accordance with SEC Rule 204(a)-1:

I am in receipt of, have read, understand and agree to comply with the terms of the Services to Investment Advisor Representatives including First Affirmative’s Code of Ethics.

I further certify that I have made all of the reports required by the code and have not engaged in any prohibited conduct.  If I am unable to make the above representation, I will self-report any code violations to the Chief Compliance Officer of First Affirmative, LLC.

Signature of Employee	Date

Print Name

In accordance with SEC Rule 206(4)-7:

I am in receipt of instructions for accessing the Written Supervisory Procedures Manual (Addendum 2), have read, understand and agree to comply with the policies and procedures contained in this document.

Signature of Employee	Date

Print Name

In accordance with First Affirmative policy:

I have read, understand, and agree to comply with the policies described in the document attached as Addendum 1 entitled “Policies for Supervision of Investment Advisory Representatives.”

Signature of Employee	Date

Print Name